                                                                     EXHIBIT 3.1

                                 SECOND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              WEBTRENDS CORPORATION
                ------------------------------------------------

        Pursuant to Section 60.451 of the Oregon Revised Statutes, the undersigned corporation adopts the following Second Restated Articles of Incorporation, which shall supersede the existing Restated Articles of Incorporation of e.g. Software Inc. and all amendments thereto.

                                 ARTICLE 1. NAME

        The name of the corporation is WebTrends Corporation (the
"Corporation").

                               ARTICLE 2. DURATION

        The period of the Corporation's duration shall be perpetual.

                         ARTICLE 3. PURPOSES AND POWERS

        The purpose for which the Corporation is organized is to engage in any business, trade or activity which may lawfully be conducted by a corporation organized under the Oregon Business Corporation Act.

        The Corporation shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the purposes of the Corporation and to exercise any and all powers authorized or permitted under any laws that may be now or hereafter applicable or available to the Corporation.

                          ARTICLE 4. AUTHORIZED SHARES

        The total number of shares of capital stock which the Corporation shall have authority to issue shall be 75,000,000, consisting of (i) 60,000,000 shares of Common Stock, no par value per share (the "Common Stock"), of which 30,000,000 shares have been designated Voting Common Stock, no par value per share (the "Class A Common Stock") and 30,000,000 shares have been designated Nonvoting Common Stock, no par value per share (the "Class B Common Stock"); and
(ii) 15,000,000 shares of Preferred Stock, no par value per share (the "Preferred Stock").

        Set forth below is a statement of the preferences, limitation and relative rights of each class of stock of the Corporation.

        4.1. Preferred Stock. Except as otherwise expressly prohibited by the provisions of these Articles of Incorporation of the Corporation, shares of Preferred Stock may be issued from time to time in one or more series in any manner permitted by law as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine, subject to the provisions hereof, the rights and preferences of the shares of any series so established.

        4.2.   Automatic Conversion of Class B Common Stock.

               4.2.1. Conversion.

        Upon the consummation of any offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable registration statement under any similar federal statute then in force (the date of closing of such public offering being herein referred to as the "Conversion Date"), each outstanding share of Class B Common Stock shall be automatically (without any further action by the holder of such share and whether or not the certificates representing such share is surrendered to the Corporation or to its transfer agent for the Class A Common Stock), converted into one share of Class A Common Stock.

               4.2.2 Issuance of Certificates; Time Conversion Effected.

        In the case of conversion pursuant to Subsection 4.2.1., immediately prior to the close of business on the Conversion Date, the rights of the holder of such share or shares of Class B Common Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. Each such holder shall have the right to surrender each certificate representing shares of Class B Common Stock and receive in exchange for all certificates held by such holder a certificate representing the number of whole shares of Class A Common Stock into which the Class B Common Stock evidenced by the certificates so surrendered shall have been converted.

                   ARTICLE 5. LIMITATION OF DIRECTOR LIABILITY

        To the fullest extent that the Oregon Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Corporation shall not be liable to the Corporation or its shareholders for any monetary damages for conduct as a director. Any amendment to or repeal of this Article or amendment to the Oregon Business Corporation Act shall not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                           ARTICLE 6. INDEMNIFICATION

        To the fullest extent not prohibited by law, the corporation: (i) shall indemnify any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation), by reason of the fact that the person is or was a director of the corporation, and (ii) may indemnify any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation), by reason of the fact that the person is or was an officer, employee or agent of the corporation, or a fiduciary (within the meaning of the Employee Retirement Income Security Act of 1974), with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director or officer of, or as a fiduciary (as defined above) of an employee benefit plan of, another corporation, partnership, joint venture, trust or other enterprise. This Article shall not be deemed exclusive of any other provisions for the indemnification of directors, officers, employees, or agents that may be included in any statute, bylaw, agreement, resolution of shareholders or directors or otherwise, both as to action in any official capacity and action in any other capacity while holding office, or while an employee or agent of the corporation. For purposes of this Article, "corporation" shall mean the corporation incorporated hereunder and any successor corporation thereof.

                         ARTICLE 7. REMOVAL OF DIRECTORS

        The Directors of this Corporation may be removed only for cause.

                                ARTICLE 8. VOTING

        The shareholders are authorized to adopt or amend one or more bylaws that fix a greater quorum or voting requirement for shareholders, or voting groups of shareholders, than is required by the Oregon Business Corporation Act.

                         ARTICLE 9. AUTOMATIC AMENDMENT

        Upon the conversion of the Class B Common Stock, these Articles of Incorporation shall automatically and without further corporate or shareholder action be amended in accordance with this Article 9:

        9.1    Amendment of Article 4.

        Article 4 shall be replaced in its entirety with the following provisions:

        The total number of shares of capital stock which the Corporation has authority to issue is 75,000,000 shares of capital stock, consisting of 15,000,000 shares of Preferred Stock, no par value per share (the "Preferred Stock") and 60,000,000 shares of Common Stock, no par value per share (the "Common Stock").

               4.1. Preferred Stock. Except as otherwise expressly prohibited by the provisions of these Articles of Incorporation of the Corporation, shares of Preferred Stock may be issued from time to time in one or more series in any manner permitted by law as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine, subject to the provisions hereof, the rights and preferences of the shares of any series so established.

               4.2. Common Stock. Subject to any preferential or other rights granted to any series of Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive dividends out of funds of the Corporation legally available therefor, at the rate and at the time or times as may be provided by the Board of Directors and shall be entitled to receive distributions legally payable to shareholders on the liquidation of the Corporation. The holders of shares of Common Stock, on the basis of one vote per share, shall have the right to vote in shareholder elections for members of the Board of Directors of the Corporation and the right to vote on all other shareholder matters, except where a separate class or series of the Corporation's shareholders vote by class or series.

        9.2.   Deletion of this Article 9.

        After giving effect to Section 9.1 above, this Article 9 shall be deleted in its entirety.

                           ARTICLE 10. EFFECTIVE DATE

        These Second Restated Articles were adopted by unanimous written consent of the Board of Directors and Shareholders effective as of December 16, 1998.


                                             /s/ W. Glen Boyd
                                             -----------------------------------
                                             W. Glen Boyd, President

        The name and telephone number of the person to contact about this filing are:

                                  Susan Kipper
                                 (503) 727-2000